Exhibit 10.1

High-Trend International Group

STOCK OPTION AGREEMENT

THIS OPTION AND THE SECURITIES SUBJECT TO THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT ANY PROPOSED TRANSFER OR DISPOSITION IS IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE LAWS.

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of this 7th day of March 2026, by and between High-Trend International Group, a Cayman Islands corporation (the “Company”), and Mr. Christopher Nixon Cox (the “Optionee”).

Subject to the terms of this Agreement, the Company has granted the Optionee a stock option to purchase the number of shares of the Company’s Class A Common Stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the service of the Company as a non-employee director, consultant or advisor, as the case may be. Therefore, as an incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

1. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the “Option”) to purchase all or any part of the number of shares of the Company’s Class A Common Stock (the “Stock”) in the tranches set forth in Schedule A hereto. The Option shall be exercisable in the amounts and at the time(s) and subject to the conditions specified on Schedule A. The Option shall expire and shall not be exercisable on or after the date specified on Schedule A or on such earlier date as determined pursuant to Section 8, 9, or 10 of this Agreement. Schedule A is hereby incorporated into this Agreement by reference. This Option is a Non-Incentive Stock Option.

3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the “Option Exercise Price”) shall be as specified on Schedule A. The Company has in good faith set the fair market value of these Options, and there shall be no adverse tax liabilities attributable to the Company as a result of additional tax consequences to Optionee.

4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

5. Option Non-Transferable. This Option shall not be transferable by an Optionee other than by will or the laws of descent and distribution or, pursuant to a domestic relations order issued by a court of competent jurisdiction. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed). Any purported transfer of this Option in violation of this Section 5 shall be deemed to be null and void and of no effect.

6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to this Agreement as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company to the attention of the President, Chief Executive Officer or such other officer as the President or Chief Executive Officer may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 below, and (c) be accompanied by (i) a certified or cashier’s check or, if acceptable to the Board, a recourse note payable to the Company in payment of the total Option Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Option Exercise Price applicable to such shares purchased under this Agreement, or (iii) a certified or cashier’s check or, if acceptable to the Board, a recourse note payable to the Company, accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check or note equals the total Option Exercise Price applicable to the shares being purchased under this Agreement. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates, account statement from transfer agent, or another similar document for the number of shares specified in such notice registered in the name of the person exercising this Option.

7. [Reserved]

8. Termination of Service.

(a) Except as otherwise specified in Schedule A to this Agreement, in the event of the termination of the Optionee’s service to the Company or any of its Subsidiaries, other than a termination that is either (i) for Cause, or (ii) for reasons of death or Disability or retirement, the Optionee may exercise this Option at any time within three (3) months after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination and the Option with regard to any shares which were not Purchasable hereunder as of the date of such termination shall automatically terminate. “Cause” means the occurrence of any of the following, subject only to any statutory requirement of any applicable law: (i) the failure of the Optionee to properly carry out his duties after notice by the Company of the failure to do so and a reasonable opportunity for the Optionee to correct the same within a reasonable period specified by the Company; (ii) any breach by the Optionee of one or more provisions of any written agreement with, or written policies of, the Company or his fiduciary duties to the Company likely to cause material harm to the Company and its affiliates, or (iii) any theft, fraud, dishonesty or serious misconduct by the Optionee involving his duties or the property, business, reputation or affairs of the Company and its affiliates.

(b) Except as specified in Schedule A attached hereto, in the event of a termination of the Optionee’s service that is for Cause, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(c) Unless and to the extent otherwise provided in Schedule A hereto, in the event of the retirement of the Optionee at or after the normal retirement date (age 65 unless the Board determines otherwise), the Optionee shall continue to have the right to exercise any Options for shares which were Purchasable at the date of the Optionee’s retirement, such rights to be subject to the provisions of this Agreement. Notwithstanding the foregoing, the Option will become void and unexercisable on the date which is three months after the date of retirement unless, with respect to a Non-Incentive Stock Option, on (or effective as of) the date of retirement the Optionee enters into a noncompete agreement with the Company, which the Company must offer to the Optionee, and continuously complies with such noncompete agreement for the period of time during which the Option may be exercised.

9. Continuance of Service. This Option does not confer upon the Optionee any right with respect to continuance of service to the Company or by any of its Subsidiaries. This Option shall not be affected by any change of service so long as the Optionee continues to serve the Company or one of its Subsidiaries.

10. Death of Optionee. Except as otherwise set forth in Schedule A with respect to the rights of the Optionee upon termination of service under Section 8(a) above, in the event of the Optionee’s death or Disability while in the service of the Company or any of its Subsidiaries or within three months after a termination of such service (if such termination was not for Cause), the appropriate persons described in Section 6 of this Agreement or persons to whom all or a portion of this Option is transferred in accordance with Section 5 of this Agreement may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or Disability or (b) the expiration date of this Option. If the Optionee was in the service of the Company at the time of death or Disability, any unvested rights to acquire shares pursuant to this Option shall immediately vest and this Option may be so exercised. If the Optionee’s service terminated prior to his or her death or Disability, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable under this Agreement at the date of such termination.

11. Date of Grant. This Option was granted by the Company on the date set forth in Schedule A (the “Date of Grant”).

12. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon an attempted exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.

13. Termination as a Subsidiary of the Company. In the event that Optionee is in the service of a Subsidiary of the Company and the Company or its Subsidiaries cease to own greater than 50% of such Subsidiary, this Option shall terminate on the date the Company or its Subsidiaries cease to own greater than 50% of such Subsidiary unless the Board determines otherwise.

14. Subdivisions, Combinations and Other Issuances. If the Company shall at any time before the expiration of this Agreement subdivide the Shares, by split-up or otherwise, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Option Agreement shall forthwith be automatically proportionately increased. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Option (as adjusted) shall remain the same. The number of Shares issuable on the exercise of this Option shall not be decreased and the purchase price payable per share shall not be adjusted in the case of a share combination. Any adjustment under this Section 14 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

15. Private Placement, Restricted Securities.

(a) The Optionee acknowledges and agrees that the Option and any shares of Common Stock issuable upon exercise of the Option (collectively, the “Securities”) are being offered and sold by the Company in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (“Section 4(a)(2)”), as amended (the “Securities Act”), and applicable exemptions under state securities laws. The Optionee further acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and will not be registered unless required by applicable law or the Company elects to do so. The Optionee further acknowledges that the offer and sale of the Securities has not been registered under the securities laws of any state and is being made pursuant to exemptions therefrom. The Optionee agrees not to transfer the Securities except in compliance with applicable federal and state securities laws.

(b) The Company represents and warrants that: (i) the offer and sale of the Securities is being made in a transaction not involving any public offering within the meaning of Section 4(a)(2); (ii) the Company has not taken and will not take any action that would cause the offering of the Securities to be integrated with any public offering or otherwise cause the availability of the exemption under Section 4(a)(2) to be lost; and (iii) the Company has made the offer and sale of the Securities only to the Optionee.

(c) The Company represents and warrants, and the Optionee acknowledges, that neither the Company nor any person acting on its behalf has offered or sold the Securities by any form of general solicitation or general advertising, including, without limitation, advertisements, articles, notices or communications published in any newspaper, magazine, or similar media, broadcast over television, radio, or the internet, seminars or meetings open to the general public, or any other activity that would constitute general solicitation within the meaning of Regulation D or Section 4(a)(2).

(d) The Optionee represents and warrants that: (i) the Optionee is acquiring the Securities solely for the Optionee’s own account, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof in violation of the Securities Act; (ii) the Optionee understands that the Company is relying in part on this representation in offering and selling the Securities; (iii) the Optionee has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of an investment in the Securities; (iv) the Optionee is able to bear the economic risk of acquiring the Securities, including the risk of a complete loss of the investment; and (v) the Optionee has adequate means of providing for the Optionee’s current needs and personal contingencies and has no need for liquidity in the investment.

(e) The Optionee acknowledges that the Optionee has been afforded access to such information concerning the Company and the Securities as the Optionee has requested and has had an opportunity to ask questions of, and receive answers from, authorized representatives of the Company concerning the terms and conditions of the offering. The Optionee has not relied upon any representations or warranties other than those expressly set forth in this Agreement.

(f) The Optionee acknowledges that: (i) the Securities constitute “restricted securities” as defined in Rule 144 under the Securities Act; (ii) the Securities may not be sold, transferred, assigned, pledged, or otherwise disposed of unless such disposition is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available; and (iii) the Company may require an opinion of counsel reasonably satisfactory to the Company prior to permitting any such transfer.

(g) The Optionee acknowledges that the Company may place the following legend (or one substantially similar) on any certificate or book-entry notation representing shares issued upon exercise of the Option:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

16. Material Non-Public Information, Insider Trading.

(a) The Company represents that neither it nor any person acting on its behalf has provided the Optionee with any material nonpublic information (“MNPI”) regarding the Company or its securities in connection with the offer or sale of the Option, other than information that has been publicly disclosed through filings with the SEC or other broadly disseminated public releases. The Company further represents that the sale of the Securities is not being made on the basis of any MNPI and that the Company has complied with its obligations under applicable federal securities laws.

(b) The Optionee acknowledges and agrees that: (i) no representations or warranties have been made to the Optionee by the Company or any of its officers, directors, employees, or agents other than those expressly set forth in this Agreement; (ii) the Optionee has not relied upon any statement, omission, forecast, or other information that is not included in the Company’s publicly filed reports or expressly contained herein; (iii) trading in the Company’s securities is subject to applicable insider trading laws, including Section 10(b) of the Exchange Act and Rule 10b-5 thereunder; and (iv) the Optionee shall not sell, transfer, hedge, or otherwise dispose of the Securities while in possession of MNPI or in violation of the Company’s insider trading policies or any applicable blackout restrictions.

17. Miscellaneous.

(a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b) This Agreement is executed and delivered in, and shall be governed by, the laws of the Cayman Islands.

(c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at Optionee’s address shown in the Company’s records and, if to the Company, to the executive offices of the Company, or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.

(d) This Agreement may not be modified except in writing executed by each of the parties to it.

IN WITNESS WHEREOF, this Stock Option Agreement was executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

High-Trend International Group.		OPTIONEE

By:		By:
Name:	Shixuan He	Name:	Christopher Nixon Cox
Title:	CEO

SCHEDULE A

TO

STOCK OPTION AGREEMENT

BETWEEN

HIGH-TREND INTERNATIONAL GROUP

AND

MR CHRISTOPHER NIXON COX

Date of Grant:  March 7, 2026

1.	Number of Shares Subject to Option: 1,030,000 Shares of Class A Common Stock.

2.	Type of Option: This Option is not an Incentive Stock Option.

3.	Option Exercise Price: $ 8.27 per Share, being the Closing Price of the Company’s Class A Common Stock as reported on the NASDAQ Capital Markets on this Date of Grant(or the Closing Price of the last trading day). For purposes of this Agreement, “Closing Price” shall mean the final price at which the Common Stock traded during the regular trading session of the primary exchange on which the Stock is listed.

4.	Date of Grant: March 7, 2026

5.	Option Vesting Schedule:

Check	one:

☐	Options are exercisable with respect to all shares on or after the date hereof.

☒	Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

Tranche 1 – An option to purchase 80,000 shares at the Option Exercise Price subject to the vesting schedule set forth below:

No. of Shares	Vesting Date

50,000 shares	Exercisable through March 7, 2036, not subject to performance review

10,000 shares	Vests on December 10, 2026, exercisable through 12/10/2036, Retention bonus, not subject to performance review

10,000 shares	Vests on December 10, 2026, exercisable through 12/10/2036, subject to performance review

10,000 shares	Vests on December 10, 2027, exercisable through 12/10/2037, subject to performance review

Tranche 2 – An option to purchase 950,000 shares at the Option Exercise Price, shall be unconditionally granted and immediately exercisable subject to the satisfaction of all of the conditions set forth below:

950,000 shares	Shall be unconditionally granted upon

a) Formation and leading Company’s US projects and ongoing operations,

b) raise for the Company a minimum of total $50 million in cash via one or a series of financings, and

c) Company’s market capitalisation reaches $300m based on a 30-day VWAP price on a fully diluted basis.

6.	Option Exercise Period (check one):

☐	All options expire and are void unless exercised on or before .

☒	Options expire and are void unless exercised on or before the date indicated next to the number of shares:

No. of Shares	Expiration Date

See option expiration dates under Item 5

7.	Effect of Termination of Service of Optionee.

☐	There are no modifications to the provisions of the Stock Option Agreement regarding the effect of termination of employment of Optionee.

☐	The following additional terms apply (check all that apply):

☐	Upon termination of services for Cause (default rule under the Stock Option Agreement results in immediate termination of the Option to the extent not exercised prior to such termination):

☒	Upon termination of services without Cause (default rule under the Stock Option Agreement allows Optionee three (3) months to exercise Option with regard to those shares that were Purchasable at the time of termination):

Same exercise and expiration period as specified above, without the 3 months limit to exercise.

☐	Upon termination of services upon retirement by Optionee at or after the normal retirement date, as prescribed by the Company from time to time (default rule under the Stock Option Agreement allows Optionee to exercise Option with regard to those shares that were Purchasable at the time of termination, subject to the termination of the Exercise Period set forth hereinabove):

☐	Upon death or Total and Permanent Disability of Optionee (default rule under the Stock Option Agreement has all shares vesting immediately and allows Optionee the shorter of (a) one year after termination or (b) the expiration date of this Option, to exercise the Option):

☐	Upon the occurrence of a Corporate Transaction (default rule is that a Corporate Transaction does not automatically trigger an acceleration of vesting of any unvested shares under an Option):

SCHEDULE B

TO

STOCK OPTION AGREEMENT

BETWEEN

HIGH-TREND INTERNATIONAL GROUP

AND

MR CHRISTOPHER NIXON COX

Dated:

NOTICE OF EXERCISE

The undersigned hereby notifies High-Trend International Group(the “Company”) of this election to exercise the undersigned’s stock option to purchase                         shares of the Company’s Class A Common Stock (the “Common Stock”), pursuant to the Stock Option Agreement (the “Agreement”) between the undersigned and the Company dated                                ,                  . Accompanying this Notice is (1) a certified or a cashier’s check or, if acceptable to the Board, a recourse note payable to the Company, in the amount of $                         payable to the Company, and/or (2)                      shares of the Company’s Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate fair market value as of the date hereof of $                            , and/or (3) authorization to withhold                         shares of Common Stock otherwise issuable upon exercise of the Option having an aggregate fair market value as of the date hereof of $                    , with such shares of Common Stock that are withheld being credited against the Option Exercise Price, such amounts of (1), (2) and (3) being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby.

IN WITNESS WHEREOF, the undersigned has set his hand and seal, this                 day of                         ,                .

OPTIONEE [OR OPTIONEE’S ADMINISTRATOR, EXECUTOR OR PERSONAL REPRESENTATIVE]

Name:
Position (if other than Optionee):